UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 31, 2009
Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377

(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania	15205

(Address of Principal Executive Offices)	(Zip Code)
(724) 774-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2009, the registrant entered into a Stock Purchase Agreement, dated as of December 1, 2009, among the registrant, Vale Inco Americas Inc., a Delaware corporation, and Vale Inco Limited, a Canadian federal corporation. On December 31, 2009, the registrant closed the transactions contemplated by the Stock Purchase Agreement and completed its acquisition of all of the issued and outstanding capital stock of The International Metals Reclamation Company Inc., a Delaware corporation. The purchase price paid by the registrant at the closing was $34.0 million in cash, subject to certain post-closing adjustments, and the registrant assumed $8.55 million in financial assurance obligations associated with environmental regulatory requirements.
Item 7.01 Regulation FD Disclosure.
     The registrant hereby furnishes the information set forth in the press release issued on January 4, 2010, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 4, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORSEHEAD HOLDING CORP.
Dated: January 4, 2010	/s/ Robert D. Scherich
	By:	Robert D. Scherich
	Its:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 4, 2010